SECURITIES AND EXCHANGE COMMISSION



                            Washington, D. C. 20549



                                   FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



                                 March 18, 1999

                                (Date of Report)




                          GEORGIA-PACIFIC CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA

                            (State of Incorporation)



                                     1-3506

                            (Commission File Number)



                                   93-0432081

                      (IRS Employer Identification Number)



               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303

                    (Address of Principal Executive Offices)



                                 (404) 652-4000

              (Registrant's Telephone Number, including area code)

ITEM 5.                 OTHER EVENTS.

    On March 18, 1999, the Corporation provided the following to the Dow Jones

News Service.

GEORGIA-PACIFIC GROUP ANTICIPATES EARNINGS ABOVE ESTIMATES


    Georgia-Pacific Corp. said today that it expects to report earnings for the first quarter of 1999 for its Georgia-Pacific Group that are well above current

First Call earnings per share estimates for the period.  Based on results through February, the corporation said first quarter earnings for Georgia-

Pacific Group could approach and possibly exceed $1 per share.

    During February, continued strong sales were recorded in the Group's building products segment.  In particular, both the structural panels and gypsum businesses have experienced strong volume and continued strength in prices.  The company's lumber business also improved in the first two months and its building products distribution segment continues to post improving results.

    Georgia-Pacific's pulp and paper and its containerboard and packaging segments have recorded nominal improvements due to improving global demand.

Recent price improvements in some businesses have provided additional positive factors.  The company's tissue business is posting excellent results and its pricing also improved during the first two months of 1999.



For more information (media):      Ken Haldin     404/652-6098

                                   Greg Guest     404/652-4739

               (analysts):         Rich Good      404/652-4720



     Certain statements contained in this update, including 1999 first quarter earnings projections, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations.  The accuracy of such statements is subject to a number of risks,

uncertainties and assumptions.  Factors that could cause or contribute to actual financial results differing materially from such forward-looking statements include those risks, uncertainties and assumptions discussed in the company's

Securities and Exchange Commission filings, including but not limited to, its

Annual Report on Form 10-K dated December 31, 1998 on file and recorded March

18, 1999.

                                         SIGNATURES





    Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  March 18, 1999





                                GEORGIA-PACIFIC CORPORATION







                                  By: /s/ Kenneth F. Khoury
                                          _________________
                                          Kenneth F. Khoury
                                          Vice President, Deputy General
                                            Counsel and Secretary